Filed Pursuant to Rule 424(b)(5)
Registration No. 333-239493

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 1, 2020)

VERU INC.

$18,900,000 of Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to $18,900,000 of shares (the “Purchase Shares”) of our common stock, $0.01 per share, to Aspire Capital Fund, LLC (“Aspire Capital”) under a common stock purchase agreement entered into on June 26, 2020 (the “Purchase Agreement”).

The Purchase Shares may be sold from time to time to Aspire Capital until and including June 26, 2023, with an aggregate offering price of up to $18,900,000. The purchase price for the Purchase Shares will be based upon one of two formulas set forth in the Purchase Agreement depending on the type of purchase notice we submit to Aspire Capital from time to time. The shares of common stock offered under the Purchase Agreement also include (i) 212,130 shares of our common stock issued to Aspire Capital on June 26, 2020 in consideration for entering into the Purchase Agreement (the “Commitment Shares”), and (ii) 1,644,737 shares of our common stock issued to Aspire Capital on June 26, 2020 for an aggregate purchase price of $5,000,000 (the “Initial Purchase Shares”). The Commitment Shares and the Initial Purchase Shares were issued pursuant to a prior registration statement and are not included in the shares offered pursuant to this prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the ticker symbol “VERU.” On August 12, 2020, the last reported sale price per share of our common stock was $3.03 per share.

Investing in our securities involves a high degree of risk. You should read “Risk Factors” beginning on page S-5 of this prospectus supplement, page 3 of the accompanying prospectus and the reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, incorporated by reference in this prospectus supplement, for a discussion of information you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 13, 2020.

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. These documents contain information that you should consider when making your investment decision. This prospectus supplement is a supplement to the accompanying prospectus. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus, including all documents incorporated herein or therein by reference, together with any additional information described in “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses that we may provide to you in connection with this offering. We have not authorized anyone to provide you with information different from that which is contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we may provide to you. This prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide to do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement is delivered or securities are sold at a later date.

When used in this prospectus supplement, the terms “we,” “our,” “us,” and “Veru,” means Veru Inc. and its subsidiaries. This prospectus supplement, the accompanying prospectus and the other documents incorporated by reference contain references to our trademarks, service marks and trade names as well as third-party trademarks.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained in this prospectus supplement and accompanying prospectus. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider the more detailed information in the prospectus, including the “Risk Factors” and the financial statements and related notes and the other information that we incorporate by reference herein, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q we file from time to time.

VERU INC.

Company Overview

We are an oncology and urology biopharmaceutical company with a focus on developing novel medicines for the management of prostate cancer.

Our prostate cancer pipeline includes VERU-111, VERU-100 and Zuclomiphene Citrate.

VERU-111 is an oral, next-generation, first-in-class small molecule that targets alpha and beta tubulin subunits to disrupt microtubules in cells to treat metastatic prostate cancer patients whose disease is resistant to both castration and novel androgen-blocking agents (such as abiraterone or enzalutamide). VERU-111 is being evaluated in men with metastatic castration and androgen-blocking agent resistant prostate cancer in two portions of an ongoing open label clinical trial, the Phase 1b portion and the Phase 2 portion. The Phase 2 portion of the trial is currently enrolling men who have metastatic castration resistant prostate cancer and who have also become resistant to novel androgen blocking agents, such as abiraterone or enzalutamide, but prior to proceeding to IV chemotherapy.

VERU-100 is a novel, proprietary peptide formulation designed to address the current limitations of commercially available androgen deprivation therapies (ADT) for advanced prostate cancer. VERU-100 is a long-acting gonadotropin-releasing hormone (GnRH) antagonist administered as a small volume, subcutaneous 3-month depot injection without a loading dose. VERU-100 immediately suppresses testosterone with no testosterone surge upon initial or repeated administration — a problem which occurs with currently approved luteinizing hormone-releasing hormone (LHRH) agonists used for ADT. There are no GnRH antagonist depot formulations commercially approved beyond a one-month duration injection. A Phase 2 study to evaluate VERU-100 dosing is anticipated to begin in the fourth quarter of calendar year 2020.

Zuclomiphene Citrate is an oral nonsteroidal estrogen receptor agonist being developed to treat hot flashes, a common side effect caused by ADT in men with advanced prostate cancer. Following an End of Phase 2 meeting with the U.S. Food and Drug Administration (the “FDA”), the Company plans to advance Zuclomiphene Citrate to a Phase 3 clinical trial in men with advanced prostate cancer who experience moderate to severe hot flashes.

We are also advancing new drug formulations in our specialty pharmaceutical pipeline addressing unmet medical needs in urology, such as TADFIN® for the administration of tadalafil 5mg and finasteride 5mg combination formulation dosed daily to treat urinary tract symptoms caused by benign prostatic hyperplasia (“BPH”). Tadalafil (CIALIS®) is currently approved for treatment of BPH and erectile dysfunction and finasteride is currently approved for treatment of BPH (finasteride 5mg PROSCAR®) and male pattern hair loss (finasteride 1mg PROPECIA®). The co-administration of tadalafil and finasteride has been shown to be more effective for the treatment of BPH than by finasteride alone. We had a successful pre-NDA meeting with the FDA and expect to submit the NDA for TADFIN® in the fourth quarter of calendar year 2020 or early 2021.

Our commercial products include FC2®, an FDA-approved product for the dual protection against unintended pregnancy and sexually transmitted infections, and the PREBOOST® 4% benzocaine medicated individual wipe for the treatment of premature ejaculation. Our Female Health Company Division markets and sells FC2 commercially and in the public health sector both in the U.S. and globally. In the U.S., FC2 is available by prescription through our multiple telemedicine and internet pharmacy partners and retail pharmacies. It is also available to public health sector entities such as state departments of health and 501(c)(3) organizations for a discounted price. In the global public health sector, we market FC2 to entities, including ministries of health, government health agencies, U.N. agencies, nonprofit organizations and commercial partners, that work to support and improve the lives, health and well-being of women around the world. PREBOOST® is marketed online in the U.S. through a marketing arrangement under the Roman® Swipes brand name by Roman Health Ventures Inc., a leading telemedicine company that sells men’s health products through their website.

Recent Developments

VERU-111 for Prostate Cancer. We recently announced positive results from the fully enrolled and currently ongoing Phase 1b portion of the Phase 1b/2 trial of VERU-111 for the treatment of prostate cancer. The Phase 1b portion of the Phase 1b/2 clinical study enrolled 39 men with metastatic castration-resistant prostate cancer who have also become resistant to at least one novel androgen blocking agent from seven clinical sites in the United States. A standard 3x3 design was used to establish the maximum tolerated dose (MTD), to select a recommended clinical dose for Phase 2 study, and to assess preliminary evidence of antitumor activity of VERU-111. Oral dosing escalated from 4.5mg to 81mg (seven days of dosing followed by 14 days of no drug each 21-day cycle and expanded to 21 days of continuous dosing per cycle). As for safety, the MTD of VERU-111 was determined to be 72mg (three of 11 men had reversible Grade 3 diarrhea). No Grade 3 diarrhea was observed at doses less than 72 mg per day. At doses of VERU-111 of 63 mg and lower per day, mild to moderate nausea, vomiting, diarrhea and fatigue were the most common adverse events. There were no reports of neurotoxicity and no neutropenia at doses 63 mg and lower oral daily dosing continuous for 21 days per cycle. Preliminary antitumor activity was assessed by serum PSA and standard local imaging with bone and CT scans. In the eight men that received at least four 21-day cycles of oral VERU-111 at any dose, based upon their 21-day cycle baseline PSA levels, 6/8 (75%) had decreases in their PSA levels, four patients (50%) demonstrated a greater than or equal to 30% decline, and two patients (25%) had a greater than or equal to 50% decline in serum PSA. Based upon PCWG3 and Response Evaluation Criteria in Solid Tumors (RECIST) 1.1 criteria, objective tumor responses were seen in two patients (25%) (soft tissue and bone) and 5/8 patients (63%) had stable disease. Objective tumor responses and PSA declines lasted longer than 12 weeks. The primary endpoint used in pivotal efficacy studies for the treatment of metastatic castration-resistant prostate cancer is median time to cancer progression by imaging (bone and CT scans).

VERU-111 for COVID-19. In May 2020, we also announced that we received permission from the FDA to initiate a Phase 2 clinical trial to assess the efficacy of VERU-111 in combating the novel coronavirus SARS-CoV-2 (“COVID-19”) under the FDA’s new Coronavirus Treatment Acceleration Program. We initiated the study in May 2020 and dosed the first patient in June 2020. We believe that VERU-111, a microtubule depolymerization agent that has broad antiviral activity, could be effective against the SARS-CoV-2 virus by disrupting its intracellular transport along microtubules. Microtubule trafficking enables viruses to cause infection. Furthermore, microtubule depolymerization agents that target and ß tubulin subunits of microtubules, like VERU-111, may also have anti-inflammatory effects, including the potential to treat the cytokine release syndrome (known as the cytokine storm) induced by the SARS-CoV-2 viral infection that could be associated with high COVID-19 mortality rates. Based on the pharmacologic rationale, as well as preclinical and clinical studies supporting both the antiviral and anti-inflammatory effects of VERU-111 and its acceptable safety profile to date, we intend to proceed with a placebo-controlled Phase 2 study in patients who have been hospitalized for SARS-CoV-2 and are at high risk for Acute Respiratory Distress Syndrome (“ARDS”). The study is designed to evaluate the ability of VERU-111 to improve pulmonary symptoms and recovery and to avoid the need for mechanical ventilation.

Termination of Prior Purchase Agreement with Aspire Capital. Effective June 26, 2020, upon the execution of the Purchase Agreement, Veru’s prior common stock purchase agreement with Aspire Capital dated December 29, 2017 (the “Prior Purchase Agreement”) was terminated. Under the Prior Purchase Agreement, we had the right, upon the terms and subject to the conditions and limitations set forth therein, from time to time in its sole discretion during the 36-month term of the Prior Purchase Agreement, to direct Aspire Capital to purchase up to $15.0 million of our common stock in the aggregate. As of the date of termination of the Prior Purchase Agreement, we had sold a total of 6,214,343 shares of our common stock to Aspire Capital under the Prior Purchase Agreement for aggregate proceeds of $14,999,999. Since inception of the Prior Purchase Agreement through March 31, 2020, we sold a total of 4,017,010 shares of our common stock to Aspire Capital under the Prior Purchase Agreement resulting in proceeds to us of $7.8 million. Subsequent to March 31, 2020 through the termination of the Prior Purchase Agreement, we sold a total of 2,197,333 shares of our common stock to Aspire Capital under the Prior Purchase Agreement resulting in proceeds to us of $7.2 million.

Corporate Information

Veru is a Wisconsin corporation that is the successor to The Wisconsin Pharmacal Company, Inc. (“Wisconsin Pharmacal”), a company that manufactured and marketed disparate specialty chemical and branded consumer products. Wisconsin Pharmacal was originally incorporated in 1971. In 1996, we completed a series of actions that resulted in our acquisition of worldwide rights to our first-generation female condom, the divestiture of Wisconsin Pharmacal’s other businesses and the change of our name to “The Female Health Company.” On October 31, 2016, we completed our acquisition of Aspen Park Pharmaceuticals, Inc., which transitioned us from a single product company selling FC2 to a biopharmaceutical drug development company with multiple drug products being researched and under development for oncology and urology. On July 31, 2017, we changed our corporate name from “The Female Health Company” to “Veru Inc.”, reflecting our focus on biopharmaceutical products for oncology and urology.

Our principal executive offices are located at 48 NW 25th Street, Suite 102, Miami, FL 33127, and our telephone number is (305) 509-6897. We maintain our corporate website at www.verupharma.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement.

THE OFFERING

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement.

Issuer	Veru Inc.

Shares of common stock offered	Up to $18.9 million of Purchase Shares that we may sell to Aspire Capital from time to time until and including June 26, 2023, in accordance with the Purchase Agreement.

Common stock to be outstanding after this offering	Up to 76,101,304 shares, which includes the 212,130 Commitment Shares and 1,644,737 Initial Purchase Shares and assumes sales of 6,237,623 Purchase Shares at an assumed price of $3.03 per share, which was the closing price of our common stock on the Nasdaq Capital Market on August 12, 2020. The actual number of Purchase Shares issued will vary depending on the actual sales prices under this offering based on the formulas set forth in the Purchase Agreement.

Manner of offering	Issuance of Purchase Shares to Aspire Capital from time to time, subject to certain minimum stock price requirements, and daily and other caps, for an aggregate offering price of up to $18.9 million. See “The Aspire Capital Transaction” and “Plan of Distribution.”

Use of proceeds	We intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include research and development, clinical trial and marketing expenditures. See “Use of Proceeds” on page S-10.

Risk factors	Investing in our securities involves a high degree of risk. You should carefully review and consider the “Risk Factors” section of this prospectus supplement, the accompanying prospectus and the reports we file with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in shares of our common stock.

Nasdaq Capital Market symbol	VERU

Except as otherwise indicated, all information in this prospectus supplement assumes the sale of all of the shares offered hereby and assumes the sale of 6,237,623 Purchase Shares at a price of $3.03 per share, which was the closing price of our common stock on the Nasdaq Capital Market on August 12, 2020. The number of shares of common stock to be outstanding after this offering includes 69,863,681 shares outstanding as of August 12, 2020 (which includes the Commitment Shares and Initial Purchase Shares issued to Aspire Capital on June 26, 2020) and excludes, as of August 12, 2020:

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8,669,834 shares of common stock issuable upon exercise of outstanding options and stock appreciation rights, having a weighted average exercise price of $1.67 per share, of which 4,513,781 shares are vested as of the date hereof;

•	a total of 5,983,735 shares of common stock reserved for future issuance under the 2017 Equity Incentive Plan and the 2018 Equity Incentive Plan; and

•	2,326,841 shares of common stock issuable upon exercise of outstanding warrants, having a weighted average exercise price of $1.93 per share.

RISK FACTORS

Investors should carefully consider the risks described below and in the filings incorporated by reference before deciding whether to invest in our securities. We expect to update the risk factors from time to time in the periodic and current reports that we file with the SEC after the date of this prospectus supplement. These updated risk factors will be incorporated by reference in this prospectus supplement and the accompanying prospectus. The risks described below and those described in our filings incorporated by reference are not the only ones we face. If any of the following risks actually occurs, our business, financial condition or results of operations could be adversely affected. In such case, the trading price of our common stock could decline and you could lose all or part of your investment. Our actual results could differ materially from those anticipated in the forward-looking statements made throughout this prospectus supplement and in the documents incorporated by reference as a result of different factors, including the risks we face described below and those described in the filings incorporated by reference.

Risks Related to the Offering

Our management will have broad discretion over the use of the proceeds to us from this offering and may apply it to uses that do not improve our operating results or the value of our securities.

Our management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying solely on such judgment of our management regarding the application of these proceeds. Although we expect to use the net proceeds from this offering for working capital and general corporate purposes, which may include research and development, clinical trial and marketing expenditures, we have not allocated these net proceeds for specific purposes. Investors will not have the opportunity, as part of their investment decision, to assess whether the proceeds are being used appropriately. Our use of the proceeds may not improve our operating results or increase the value of the securities being offered hereby.

Sales of our common stock to Aspire Capital may cause substantial dilution to our existing stockholders and the sale of the shares of our common stock acquired by Aspire Capital could cause the price of our common stock to decline.

This prospectus supplement relates to $18,900,000 of our common stock that we may issue and sell to Aspire Capital from time to time pursuant to the Purchase Agreement. It is anticipated that remaining shares offered to Aspire Capital in this offering will be sold over a period of up to 36 months from the date of the Purchase Agreement until and including June 26, 2023. The number of shares ultimately sold to Aspire Capital under this prospectus supplement is dependent upon the number of shares we elect to sell to Aspire Capital under the Purchase Agreement. Depending upon market liquidity at the time, sales of shares of our common stock under the Purchase Agreement may cause the trading price of our common stock to decline.

Aspire Capital may ultimately purchase all, some or none of the $18,900,000 of shares of common stock that is the subject of this prospectus supplement. After Aspire Capital has acquired the shares under the Purchase Agreement, it may sell all, some or none of those shares. Sales to Aspire Capital by us pursuant to the Purchase Agreement under this prospectus supplement may result in substantial dilution to the interests of other holders of our common stock. The sale of a substantial number of shares of our common stock to Aspire Capital in this offering, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. However, we have the right to control the timing and amount of any sales of our shares to Aspire Capital and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

We have a right to sell up to a maximum of 200,000 Purchase Shares per day under our Purchase Agreement with Aspire Capital, which total may be increased as further discussed in this prospectus supplement. The extent to which we rely on Aspire Capital as a source of funding will depend on a number of factors, including the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources, including from sales of our commercial products. The aggregate number of shares that we can sell to Aspire Capital under the Purchase Agreement may in no case exceed 13,594,562 shares of our common stock (which is equal to approximately 19.99% of the common stock outstanding on the date of the Purchase Agreement), including the 212,130 Commitment Shares (the “Exchange Cap”), unless (i) stockholder approval is obtained to issue more, in which case the Exchange Cap will not apply, or (ii) stockholder approval has not been obtained and at any time the Exchange Cap is reached and at all times thereafter the average price paid for all shares issued under the Purchase Agreement (including the 212,130 Commitment Shares) is equal to or greater than $3.38, a price equal to the lower of (1) the closing sale price for our common stock immediately before the execution of the Purchase Agreement or (2) the arithmetic average of the five closing sales prices for our common stock immediately before the execution of the Purchase Agreement.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain statements which are intended to be, and are hereby identified as, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the anticipated or potential impact of the COVID-19 pandemic and the global response thereto on our financial statements or business, future financial and operating results, plans, objectives, expectations and intentions, costs and expenses, debt repayments, outcome of contingencies, financial condition, results of operations, liquidity, cost savings, objectives of management, business strategies, clinical trial timing and plans, the achievement of clinical and commercial milestones, the advancement of our technologies and our products and drug candidates, and other statements that are not historical facts. You can identify forward-looking statements by the use of words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “opportunity,” “plan,” “predict,” “potential,” “estimate,” “should,” “will,” “would” or the negative of those terms or other words of similar meaning. These statements are based upon our current plans and strategies, reflect our current assessment of the risks and uncertainties related to our business and are made as of the date of this prospectus supplement. These statements are inherently subject to known and unknown risks and uncertainties. You should read these statements carefully because they discuss our future expectations or state other “forward-looking” information. There may be events in the future that we are not able to accurately predict or control and our actual results may differ materially from the expectations we describe in our forward-looking statements. Factors that could cause actual results to differ materially from those currently anticipated include the following:

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potential delays in the timing of, and results from, clinical trials and studies, including potential delays in the recruitment of patients and their ability to effectively participate in such trials and studies due to COVID-19, and the risk that such results will not support marketing approval and commercialization;

•	potential delays in the timing of any submission to the FDA and in regulatory approval of products under development;

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risks related to our ability to obtain sufficient financing on acceptable terms when needed to fund product development and our operations, including our ability to secure timely grants or other funding to develop VERU-111 as a potential treatment for COVID-19;

•	risks related to the development of our product portfolio, including clinical trials, regulatory approvals and time and cost to bring to market;

•	risks related to the impact of the COVID-19 pandemic on our business, the nature and extent of which is highly uncertain and unpredictable;

•	our pursuit of a potential COVID-19 treatment candidate is at an early stage and we may be unable to develop a drug that successfully treats the virus in a timely manner, if at all;

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risks related to our commitment of financial resources and personnel to the development of a potential COVID-19 treatment, which may cause delays in, or otherwise negatively impact, our other development programs, despite uncertainties about the longevity and extent of COVID-19 as a global health concern;

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government entities may take actions that directly or indirectly have the effect of limiting opportunities for VERU-111 as a COVID-19 treatment, including favoring other treatment alternatives or imposing price controls on COVID-19 treatments;

•	product demand and market acceptance;

•	some of our products are in development and we may fail to successfully commercialize such products;

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risks related to intellectual property, including the uncertainty of obtaining intellectual property protections and in enforcing them, the possibility of infringing a third party’s intellectual property, and licensing risks;

•	competition from existing and new competitors including the potential for reduced sales, pressure on pricing and increased spending on marketing;

•	risks related to compliance and regulatory matters, including costs and delays resulting from extensive government regulation and reimbursement and coverage under healthcare insurance and regulation;

•	the risk that we will be affected by regulatory developments, including a reclassification of products;

•	risks inherent in doing business on an international level, including currency risks, regulatory requirements, political risks, export restrictions and other trade barriers;

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the disruption of production at our manufacturing facilities and/or of our ability to supply product due to raw material shortages, labor shortages, physical damage to our facilities, COVID-19 (including the impact of COVID-19 on suppliers of key raw materials), product testing, transportation delays or regulatory actions;

•	our reliance on major customers and risks related to delays in payment of accounts receivable by major customers;

•	risks related to our growth strategy;

•	our continued ability to attract and retain highly skilled and qualified personnel;

•	the costs and other effects of litigation, governmental investigations, legal and administrative cases and proceedings, settlements and investigations;

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government contracting risks, including the appropriations process and funding priorities, potential bureaucratic delays in awarding contracts, process errors, politics or other pressures, and the risk that government tenders and contracts may be subject to cancellation, delay, restructuring or substantial delayed payments;

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a governmental tender award, including our 2018 South Africa tender award, indicates acceptance of the bidder’s price rather than an order or guarantee of the purchase of any minimum number of units, and as a result government ministries or other public sector customers may order and purchase fewer units than the full maximum tender amount;

•	our 2018 South Africa tender award could be subject in the future to reallocation for potential local manufacturing initiatives, which could reduce the size of the award to us;

•	our ability to identify, successfully negotiate and complete suitable acquisitions or other strategic initiatives;

•	our ability to successfully integrate acquired businesses, technologies or products; and

•	our ability to manage the risks involved in the foregoing.

Additional factors that we do not yet know of or that we currently think are immaterial may also impair our business operations, and there is significant uncertainty regarding the COVID-19 pandemic and its impact on the economic environment and our business which could affect the factors described above.

All forward-looking statements in this prospectus supplement should be considered in the context of the risks and other factors described above and in the sections captioned “Risk Factors” in this prospectus and in our periodic filings incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended September 30, 2019 and subsequent Quarterly Reports on Form 10-Q. We undertake no obligation to make any revisions to the forward-looking statements contained in this prospectus supplement or to update them to reflect events or circumstances occurring after the date hereof except as required by applicable law.

USE OF PROCEEDS

We intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include research and development, clinical trial and marketing expenditures. As of the date of this prospectus supplement, we cannot specify with certainty the particular uses of the proceeds from this offering. Accordingly, our management will retain broad discretion over the use of proceeds, and we may ultimately use the proceeds for different purposes than what we currently intend. Until we use the proceeds for any purpose, we expect to invest them in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

THE ASPIRE CAPITAL TRANSACTION

General

On June 26, 2020, we entered into a Purchase Agreement with Aspire Capital, which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $18,900,000 of shares of our common stock (the “Purchase Shares”) from time to time over the term of the Purchase Agreement, provided that Aspire Capital will not be required to buy Purchase Shares pursuant to a Purchase Notice that was received by Aspire Capital on any business day on which the last closing trade price of our common stock on the Nasdaq Capital Market (or alternative national exchange in accordance with the Purchase Agreement) is below $0.25 (which price shall not be adjusted for any stock splits or other similar transactions) (the “Floor Price”). As consideration for entering into the Purchase Agreement, we agreed to issue 212,130 shares of our common stock to Aspire Capital (the “Commitment Shares”). In addition, on June 26, 2020, Aspire Capital made the Initial Purchase of the 1,644,737 Initial Purchase Shares at a purchase price of $3.04 per share, pursuant to the Purchase Agreement.

We are filing this prospectus supplement with regard to the offering of our common stock consisting of the Purchase Shares that we may sell to Aspire Capital pursuant to the Purchase Agreement. The Commitment Shares and the Initial Purchase Shares were issued pursuant to a prior registration statement and are not included in the shares offered pursuant to this prospectus supplement.

Concurrently with entering into the Purchase Agreement, we also entered into the Registration Rights Agreement, in which we agreed to file one or more registration statements as permissible and necessary to register under the Securities Act, the sale of the shares of our common stock that have been and may be issued to Aspire Capital under the Purchase Agreement.

Purchase of Shares Under the Common Stock Purchase Agreement

On June 26, 2020, the conditions to the commencement under the Purchase Agreement were satisfied. On any business day over the 36-month term of the Purchase Agreement (until June 26, 2023), we have the right, in our sole discretion, to present Aspire Capital with a purchase notice (each, a “Purchase Notice”) directing Aspire Capital to purchase up to 200,000 shares of our common stock per trading day. The purchase price of such shares (the “Purchase Price”) is equal to the lesser of:

•	the lowest sale price of our common stock on the purchase date; or

•	the arithmetic average of the three lowest closing sale prices for our common stock during the ten consecutive trading days ending on the trading day immediately preceding the purchase date.

The applicable Purchase Price will be determined prior to delivery of any Purchase Notice.

In addition, on any date on which we submit a Purchase Notice to Aspire Capital for the purchase of 200,000 Purchase Shares, we also have the right to direct Aspire Capital to purchase an amount of common stock equal to up to 30% of the aggregate shares of our common stock traded on the Nasdaq Capital Market on the next trading day (the “VWAP Purchase Date”), subject to a maximum number of shares determined by us (the “VWAP Purchase Share Volume Maximum”) and a minimum threshold sale price (the “VWAP Minimum Price Threshold”), which is equal to the greater of (a) 80% of the closing price of our common stock on the business day immediately preceding the VWAP Purchase Date or (b) such higher price as set forth by us in the VWAP Purchase Notice. The VWAP Purchase Price of such shares is the lower of:

•	the closing sale price on the VWAP Purchase Date; or

•	97% of the volume-weighted average price for our common stock traded on the Nasdaq Capital Market:

•	on the VWAP Purchase Date, if the aggregate shares to be purchased on that date have not exceeded the VWAP Purchase Share Volume Maximum or

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during that portion of the VWAP Purchase Date until such time as the sooner to occur of (i) the time at which the aggregate shares traded on the Nasdaq Capital Market exceed the VWAP Purchase Share Volume Maximum or (ii) the time at which the sale price of our common stock falls below the VWAP Minimum Price Threshold.

The Purchase Price will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the trading day(s) used to compute the Purchase Price. We may deliver multiple Purchase Notices and VWAP Purchase Notices to Aspire Capital from time to time during the term of the Purchase Agreement, so long as the most recent purchase has been completed.

The number of Purchase Shares covered by and timing of each Purchase Notice or VWAP Purchase Notice are determined by us, at our sole discretion. The aggregate number of shares that we can sell to Aspire Capital under the Purchase Agreement may in no case exceed 13,594,562 shares of our common stock (which is equal to approximately 19.99% of the common stock outstanding on the date of the Purchase Agreement), including the 212,130 Commitment Shares and the 1,644,737 Initial Purchase Shares (the “Exchange Cap”), unless (i) stockholder approval is obtained to issue more, in which case the Exchange Cap will not apply, or (ii) stockholder approval has not been obtained and at any time the Exchange Cap is reached and at all times thereafter the average price paid for all shares issued under the Purchase Agreement (including the 212,130 Commitment Shares) is equal to or greater than $3.38, a price equal to the lower of (1) the closing sale price for our common stock immediately before the execution of the Purchase Agreement or (2) the arithmetic average of the five closing sales prices for our common stock immediately before the execution of the Purchase Agreement; provided that at no time shall Aspire Capital (together with its affiliates) beneficially own more than 19.99% of our common stock. Except for the Initial Purchase Shares, Aspire Capital has no right to require any sales by us, but is obligated to make purchases from us as we direct in accordance with the Purchase Agreement. There are no limitations on use of proceeds, financial or business covenants, restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. We did not pay any additional amounts to reimburse or otherwise compensate Aspire Capital in connection with the transaction.

Events of Default

Aspire Capital may terminate the Purchase Agreement upon the occurrence of any of the following, among other, events of default:

•

the effectiveness of any registration statement that is required to be maintained effective pursuant to the terms of the registration rights agreement between us and Aspire Capital lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to Aspire Capital for sale of our shares of common stock, and such lapse or unavailability continues for a period of ten consecutive business days or for more than an aggregate of thirty business days in any 365-day period, which is not in connection with a post-effective amendment to any such registration statement; in connection with any post-effective amendment to such registration statement that is required to be declared effective by the SEC such lapse or unavailability may continue for a period of no more than 40 consecutive business days;

•	the suspension from trading or failure of our common stock to be listed on our principal market for a period of three consecutive business days;

•

the delisting of our common stock from our principal market, provided our common stock is not immediately thereafter trading on the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market;

•

our transfer agent’s failure to issue to Aspire Capital shares of our common stock which Aspire Capital is entitled to receive under the Purchase Agreement within five business days after an applicable purchase date;

•

any breach by us of the representations or warranties or covenants contained in the Purchase Agreement or any related agreements which could have a material adverse effect on us, subject to a cure period of five business days;

•	if we become insolvent or are generally unable to pay our debts as they become due; or

•	any participation or threatened participation in insolvency or bankruptcy proceedings by or against us.

Our Termination Rights

The Purchase Agreement may be terminated by us at any time, at our discretion, without any penalty or cost to us.

No Short-Selling or Hedging by Aspire Capital

Aspire Capital has agreed that neither it nor any of its agents, representatives or affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement.

Effect of Performance of the Purchase Agreement on Our Stockholders

The Purchase Agreement does not limit the ability of Aspire Capital to sell any or all of the shares it currently owns or receives in this offering. It is anticipated that shares sold to Aspire Capital in this offering will be sold to Aspire Capital over a period of up to 36 months from the date of the Purchase Agreement, or until June 26, 2023. The subsequent resale by Aspire Capital of a significant amount of shares sold to Aspire Capital in this offering at any given time could cause the market price of our common stock to decline or to be highly volatile. Aspire Capital may ultimately purchase all, some or none of the $18,900,000 of shares of common stock that is the subject of this prospectus supplement. Aspire Capital may resell all, some or none of the Purchase Shares it acquires. Therefore, sales to Aspire Capital by us pursuant to the Purchase Agreement and this prospectus supplement also may result in substantial dilution to the interests of other holders of our common stock. However, we have the right to control the timing and amount of any sales of our shares to Aspire Capital and the Purchase Agreement may be terminated by us at any time at our discretion without any penalty or cost to us.

Amount of Potential Proceeds to be Received under the Purchase Agreement

Under the Purchase Agreement, we may sell Purchase Shares having an aggregate offering price of up to $18,900,000 to Aspire Capital from time to time, in addition to the Initial Purchase Shares. The number of shares ultimately offered for sale to Aspire Capital in this offering in addition to the Initial Purchase Shares is dependent upon the number of shares we elect to sell to Aspire Capital under the Purchase Agreement. In addition, Aspire Capital will not be required to buy Purchase Shares pursuant to a Purchase Notice that was received by Aspire

Capital on any business day on which the last closing trade price of our common stock on the Nasdaq Capital Market (or alternative national exchange in accordance with the Purchase Agreement) is below the Floor Price. The following table sets forth the amount of proceeds we would receive from Aspire Capital from the sale of shares at varying purchase prices:

Assumed Average Purchase Price	Proceeds from the Sale of Shares to Aspire Capital Under the Purchase Agreement Registered in this Offering	Number of Shares to be Issued in this Offering at the Assumed Average Purchase Price (1)	Percentage of Outstanding Shares After Giving Effect to the Purchased Shares Issued to Aspire Capital (2)
$0.50	$5,868,848	11,737,695	16.8%
$1.00	$11,737,695	11,737,695	16.8%
$1.50	$17,606,543	11,737,695	16.8%
$2.50	$18,900,000	7,560,000	10.8%
$5.00	$18,900,000	3,780,000	5.4%
$10.00	$18,900,000	1,890,000	2.7%

(1)

Includes the total number of Purchase Shares (but not Commitment Shares) which we would have sold under the Purchase Agreement at the corresponding assumed purchase price set forth in the adjacent column, up to an aggregate purchase price of $18,900,000, while giving effect to the Exchange Cap. Excludes the 1,644,737 Initial Purchase Shares sold at a purchase price of $3.04 per share.

(2)

The denominator is based on 69,863,681 shares outstanding as of August 12, 2020, which includes the 212,130 Commitment Shares and 1,644,737 Initial Purchase Shares previously issued to Aspire Capital under the Purchase Agreement and the number of shares set forth in the adjacent column which we would have sold to Aspire Capital. The numerator is based on the number of shares which we may issue to Aspire Capital under the Purchase Agreement (that are the subject of this offering) at the corresponding assumed purchase price set forth in the adjacent column.

DILUTION

The sale of our common stock to Aspire Capital pursuant to the Purchase Agreement will have a dilutive impact on our stockholders. As a result, our net income/(loss) per share would decrease in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our right to sell shares to Aspire Capital, the more shares of our common stock we will have to issue to Aspire Capital pursuant to the Purchase Agreement in order to obtain the full $18.9 million in gross proceeds from the sale of the Purchase Shares and our existing stockholders would experience greater dilution.

After giving effect to (i) the issuance of 1,644,737 Initial Purchase Shares for gross proceeds of $5.0 million, (ii) the issuance of the 212,130 Commitment Shares, and (iii) the sale of 6,237,623 shares of common stock at an assumed offering price of $3.03 per share (the closing price of our common stock on August 12, 2020), and after deducting estimated offering expenses of $50,000 payable by us, our as adjusted net tangible book value as of June 30, 2020 would have been $24,162,704, or $0.32 per share of common stock. This represents an immediate increase in as adjusted net tangible book value of $0.24 per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of $2.71 per share to investors participating in this offering.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$3.03
Historical net tangible book value per share as of June 30, 2020	$0.08
Increase in net tangible book value per share attributable to this offering	$0.24

As adjusted net tangible book value per share as of June 30, 2020, after giving effect to this offering		$0.32

Dilution per share to new investors in this offering		$2.71

The shares sold in this offering, if any, in addition to the 212,130 Commitment Shares and 1,644,737 Initial Purchase Shares, may be sold from time to time at various prices.

The table and discussion above are based on 69,863,681 shares of common stock outstanding as of June 30, 2020 and excludes as of that date the following:

•

8,669,834 shares of common stock issuable upon exercise of outstanding options and stock appreciation rights, having a weighted average exercise price of $1.67 per share, of which 4,170,510 shares are vested as of the date hereof;

•	a total of 5,983,735 shares of common stock reserved for future issuance under the 2017 Equity Incentive Plan and 2018 Equity Incentive Plan; and

•	2,326,841 shares of common stock issuable upon exercise of outstanding warrants, having a weighted average exercise price of $1.93 per share.

To the extent that outstanding options or warrants are exercised, new options or other equity grants are issued under our incentive compensation plan or we otherwise issue additional shares of common stock in the future, there will be further dilution to investors participating in this offering.

PLAN OF DISTRIBUTION

We entered into the Purchase Agreement with Aspire Capital on June 26, 2020. In consideration for entering into the Purchase Agreement, we issued 212,130 shares of common stock to Aspire Capital on June 26, 2020. The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, Aspire Capital is irrevocably committed to purchase up to $18,900,000 of shares of our common stock over the approximately 36-month term of the Purchase Agreement. In addition, on June 26, 2020, Aspire Capital made the Initial Purchase of the 1,644,737 Initial Purchase Shares at a purchase price of $3.04 per share, pursuant to the Purchase Agreement.

On June 26, 2020, the conditions to the commencement under the Purchase Agreement were satisfied. On any business day over the 36-month term of the Purchase Agreement (until June 26, 2023), we have the right, in our sole discretion, to present Aspire Capital with a Purchase Notice directing Aspire Capital to purchase up to 200,000 Purchase Shares per business day. Aspire Capital will not be required to buy Purchase Shares pursuant to a Purchase Notice that was received by Aspire Capital on any business day on which the last closing trade price of our common stock on the Nasdaq Capital Market (or alternative national exchange in accordance with the Purchase Agreement) is below the Floor Price. The Purchase Price per Purchase Share pursuant to such Purchase Notice is the lower of:

(i)	the lowest sale price for our common stock on the date of sale; or

(ii)	the arithmetic average of the three lowest closing sale prices for our common stock during the ten consecutive trading days ending on the trading day immediately preceding the purchase date.

The applicable Purchase Price will be determined prior to delivery of any Purchase Notice.

In addition, on any date on which we submit a Purchase Notice to Aspire Capital for the purchase of at least 200,000 Purchase Shares, we also have the right to present Aspire Capital with a VWAP Purchase Notice directing Aspire Capital to purchase an amount of our common stock equal to up to 30% of the aggregate shares of our common stock traded on the VWAP Purchase Date, subject to the VWAP Purchase Share Volume Maximum. The VWAP Purchase Price shall be the lesser of the closing sale price on the VWAP Purchase Date or 97% of the volume-weighted average price for our common stock traded on (i) the VWAP Purchase Date, if the aggregate shares to be purchased on that date have not exceeded the VWAP Purchase Share Volume Maximum, or (ii) the portion of such business day until such time as the aggregate shares to be purchased will equal the VWAP Purchase Share Volume Maximum.

Further, if on the VWAP Purchase Date the sale price of our common stock falls below the VWAP Minimum Price Threshold, the VWAP Purchase Amount will be determined using the percentage in the VWAP Purchase Notice of the total shares traded for such portion of the VWAP Purchase Date prior to the time that the sale price of our common stock fell below the VWAP Minimum Price Threshold and the VWAP Purchase Price will be 97% of the volume-weighted average price of our common stock sold during such portion of the VWAP Purchase Date prior to the time that the sale price of our common stock fell below the VWAP Minimum Price Threshold.

The number of Purchase Shares covered by and timing of each Purchase Notice or VWAP Purchase Notice are determined by us, at our sole discretion. The aggregate number of shares that we can sell to Aspire Capital under the Purchase Agreement may in no case exceed the Exchange Cap, unless (i) stockholder approval is obtained to issue more, in which case the Exchange Cap will not apply, or (ii) stockholder approval has not been obtained and at any time the Exchange Cap is reached and at all times thereafter the average price paid for all shares issued under the Purchase Agreement (including the 212,130 Commitment Shares) is equal to or greater than $3.38, a price equal to the lower of (1) the closing sale price for our common stock immediately before the execution of the Purchase Agreement or (2) the arithmetic average of the five closing sales prices for our common stock immediately before the execution of the Purchase Agreement; provided that at no time shall Aspire Capital (together with its affiliates) beneficially own more than 19.99% of our common stock. Except for the Initial Purchase, Aspire Capital has no right to require any sales by us, but is obligated to make purchases from us as we direct in accordance with the Purchase Agreement. There are no limitations on use of proceeds, financial or business covenants, restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. We did not pay any additional amounts to reimburse or otherwise compensate Aspire Capital in connection with the transaction.

Aspire Capital is an “underwriter” within the meaning of the Securities Act.

Neither we nor Aspire Capital can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between Aspire Capital, any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus supplement. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any other required information.

We will pay all of the expenses incident to the registration, offering and sale of the shares to Aspire Capital. We have agreed to indemnify Aspire Capital and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Aspire Capital has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Aspire Capital specifically for use in this prospectus supplement or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

Aspire Capital and its affiliates have agreed not to engage in any direct or indirect short selling or hedging of our common stock during the term of the Purchase Agreement.

We have advised Aspire Capital that while it is engaged in a distribution of the shares included in this prospectus it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby in this prospectus supplement.

We may suspend the sale of shares by Aspire Capital pursuant to this prospectus supplement for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

This offering will terminate on the date that all shares offered by this prospectus supplement have been sold by Aspire Capital.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus supplement will be passed upon for us by Reinhart Boerner Van Deuren s.c., Milwaukee, Wisconsin.

EXPERTS

The consolidated financial statements of Veru Inc. as of September 30, 2019 and 2018 and for each of the years then ended, incorporated in this prospectus supplement by reference from the Veru Inc. Annual Report on Form 10-K for the year ended September 30, 2019, have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon incorporated herein by reference, and have been incorporated in this prospectus supplement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The address of that website is www.sec.gov. Unless incorporated by reference as provided under “Incorporation of Certain Documents by Reference” below, the information contained on the SEC website is not intended to be incorporated by reference in this prospectus supplement, and you should not consider that information a part of this prospectus supplement or the accompanying prospectus.

Information about us is also available at our website at www.verupharma.com. However, the information on our website is not a part of this prospectus supplement and is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus supplement forms a part. The rules and regulations of the SEC allow us to omit from this prospectus supplement certain information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus supplement, provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any current report on Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

We incorporate by reference the following information or documents that we have filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, filed on December 12, 2019;

•

our Quarterly Reports on Form 10-Q for the fiscal quarter ended December 31, 2019, filed on February 12, 2020, for the fiscal quarter ended March  31, 2020, filed on May 13, 2020 and for the fiscal quarter ended June 30, 2020, filed on August 13, 2020;

•	our Current Reports on Form 8-K filed on March 26, 2020 and June 26, 2020; and

•

the description of our common stock contained in our registration statement on Form 8-A, filed on September 28, 1990, including any amendments or reports filed for the purpose of updating the description.

These documents may also be accessed on our website at www.verupharma.com. Except as otherwise specifically incorporated by reference in this prospectus supplement, information contained in, or accessible through, our website is not a part of this prospectus supplement or the accompanying prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement.

Requests for such documents should be directed to:

Veru Inc.

48 NW 25th Street

Suite 102

Miami, Florida 33137

Attention: Secretary

(305) 509-6897

Prospectus

$150,000,000

Veru Inc.

Common Stock

Debt Securities

Preferred Stock

Warrants

Purchase Contracts

Rights

Units

From time to time, we may offer to sell up to an aggregate of $150,000,000 of any combination of the following securities:

•	shares of our common stock;

•	debt securities;

•	shares of our preferred stock;

•	warrants to purchase shares of our common stock, debt securities or shares of our preferred stock;

•	purchase contracts;

•	rights to purchase shares of our common stock; and

•	units consisting of any of the foregoing.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

The securities may be sold directly by us to investors, through dealers or agents, designated from time to time, to or through underwriters, or through a combination of these methods. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and overallotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the NASDAQ Capital Market under the symbol “VERU.” On June 25, 2020, the closing price of our common stock was $3.42 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 1, 2020

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information About Us” and “Incorporation by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus we may provide to you. We have not authorized anyone to provide you with information different from that which is contained in or incorporated by reference in this prospectus, the accompanying prospectus supplement or any free writing prospectus we may provide to you. This prospectus, the accompanying prospectus supplement and any free writing prospectus we may provide to you do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

When used in this prospectus, the terms “we,” “our,” “us,” and “Veru” means Veru Inc. and its subsidiaries, unless the context indicates another meaning, the term “common stock” means shares of our common stock, par value $0.01 per share, and the term “preferred stock” means shares of our Class A preferred stock, par value $0.01 per share, which may include, depending on the context, shares of a series of Class preferred stock that may be issued under this prospectus.

ABOUT VERU INC.

Our Company

We are an oncology and urology biopharmaceutical company with a focus on developing novel medicines for the management of prostate cancer.

Our prostate cancer pipeline includes VERU-111, Zuclomiphene citrate and VERU-100. VERU-111 is an oral, next-generation, first-in-class small molecule that targets alpha and beta tubulin subunits to disrupt microtubules in cells to treat metastatic prostate cancer patients whose disease is resistant to both castration and novel androgen-blocking agents (such as abiraterone or enzalutamide). VERU-111 is also being evaluated in a Phase 2 clinical trial to assess the efficacy of VERU-111 in combating COVID-19, the global pandemic disease caused by the coronavirus SARS-CoV-2. Zuclomiphene citrate is an oral nonsteroidal estrogen receptor agonist being evaluated for estrogenic activity in a Phase 2 trial (Stage 1 testing placebo, Zuclomiphene 10mg, and Zuclomiphene 50mg) to treat hot flashes, a common side effect caused by androgen deprivation therapy (ADT) in men with advanced prostate cancer. VERU-100 is a novel, proprietary peptide formulation for ADT with multiple potential beneficial clinical attributes addressing the shortfalls of current FDA-approved ADT formulations for the treatment of advanced prostate cancer.

We are also advancing new drug formulations in our specialty pharmaceutical pipeline to address unmet medical needs in urology, such as TADFIN® for the administration of tadalafil 5mg and finasteride 5mg combination formulation dosed daily to treat urinary tract symptoms caused by benign prostatic hyperplasia.

Our commercial products include the FC2 Female Condom/FC2 Internal Condom®, an FDA-approved product for the dual protection against unintended pregnancy and sexually transmitted infections, and the PREBOOST® 4% benzocaine medicated individual wipe for the treatment of premature ejaculation.

Corporate Information

Veru is a Wisconsin corporation that is the successor to The Wisconsin Pharmacal Company, Inc. (“Wisconsin Pharmacal”), a company that manufactured and marketed disparate specialty chemical and branded consumer products. Wisconsin Pharmacal was originally incorporated in 1971. In 1996, we completed a series of actions that resulted in our acquisition of worldwide rights to our first-generation female condom, the divestiture of Wisconsin Pharmacal’s other businesses and the change of our name to “The Female Health Company.” On October 31, 2016, we completed our acquisition of Aspen Park Pharmaceuticals, Inc., which transitioned us from a single product company selling FC2 to a biopharmaceutical drug development company with multiple drug products being researched and under development for oncology and urology. On July 31, 2017, we changed our corporate name from “The Female Health Company” to “Veru Inc.”, reflecting our focus on biopharmaceutical products for oncology and urology.

Our principal executive offices are located at 48 NW 25th Street, Suite 102, Miami, FL 33127, and our telephone number is (305) 509-6897. We maintain our corporate website at www.verupharma.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before purchasing any of our securities offered by this prospectus or a prospectus supplement, you should carefully consider the risks described in Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, which is incorporated by reference in this prospectus, and under the caption “Risk Factors” or any similar caption in other documents that we have filed or subsequently file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus, as described below under “Where You Can Find More Information About Us” and “Incorporation by Reference,” and in any prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, an accompanying prospectus supplement and the documents that are incorporated by reference may contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, costs and expenses, outcome of contingencies, financial condition, results of operations, liquidity, cost savings, objectives of management, business strategies, clinical trial timing and plans, the achievement of clinical and commercial milestones, the advancement of our technologies and our products and product candidates, and other statements that are not historical facts. You can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” “would” or the negative of those terms or other words of similar meaning. Such forward-looking statements are inherently subject to known and unknown risks and uncertainties. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and our actual results may differ materially from the expectations we describe in our forward-looking statements. Before you invest in the securities, you should be aware that the occurrence of the events described in Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, and elsewhere in this prospectus, an accompanying prospectus supplement and in the information incorporated by reference, could have an adverse effect on our business, results of operations and financial condition. The forward-looking statements contained or incorporated by reference in this prospectus or an accompanying prospectus supplement relate only to circumstances as of the date on which the statements are made.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include additions to working capital, financing research and development, clinical trial and marketing expenditures, financing drug development activities, and financing acquisitions. We will set forth in the particular prospectus supplement our intended use for the net proceeds we receive from the sale of our securities under such prospectus supplement. Pending the uses described above, we plan to invest the net proceeds of this offering in short- and medium-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF CAPITAL STOCK

The following is a summary description of the terms of our common stock and preferred stock. It may not contain all the information that is important to you. For additional information, you should look at our amended and restated articles of incorporation, as amended, and our amended and restated by-laws, copies of which are on file with the SEC as exhibits to periodic reports previously filed by us. See “Where You Can Find More Information About Us” and “Incorporation by Reference.”

General

Our authorized capital stock consists of 154,000,000 shares of common stock, par value $0.01 per share, 5,000,000 shares of Class A preferred stock, par value $0.01 per share, and 15,000 shares of Class B preferred stock, par value $0.50 per share. As of June 25, 2020, there were 68,006,814 shares of our common stock outstanding and no shares of our preferred stock outstanding.

The outstanding shares of our common stock are fully paid and non-assessable, and any shares of common stock or preferred stock issued in an offering pursuant to this prospectus, any shares of common stock or preferred stock issuable upon the exercise of warrants issued in an offering pursuant to this prospectus and any shares of common stock issued in connection with the obligations of a holder of rights to purchase our common stock issued in any offering pursuant to this prospectus, when issued in accordance with their terms, will be fully paid and non-assessable.

Common Stock

Each prospectus supplement for the offer of shares of our common stock will set forth the number of shares offered, the public offering price, information regarding our dividend history and common stock prices as reflected on the NASDAQ Capital Market or other exchange on which the common stock is then listed, including a recently reported last sale price of our common stock.

Dividend Rights.

Subject to limitations under Wisconsin law and the rights of any outstanding shares of preferred stock, holders of our common stock are entitled to ratably receive dividends or other distributions when and if declared by our board of directors out of funds legally available for that purpose.

Voting Rights.

Each outstanding share of our common stock is entitled to one vote per share held of record on all matters to be voted upon by shareholders, including the election of our directors and other corporate matters. At a meeting of shareholders at which a quorum is present, for all matters other than the election of directors, a matter is approved if the votes cast favoring the matter exceed the votes cast opposing the matter unless the matter is one upon which a different vote is required by our amended and restated articles of incorporation, as amended, our amended and restated by-laws or the Wisconsin Business Corporation Law. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. There is no cumulative voting with respect to the election of directors or any other matter. Under the Wisconsin Business Corporation Law, the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote is generally required to approve (i) a merger to which we are a party, (ii) the sale, lease, exchange or other disposition of all or substantially all of our assets, (iii) an amendment to our amended and restated articles of amendment, as amended, which requires a shareholder vote, and (iv) our dissolution.

Liquidation, Dissolution or Winding Up.

If we liquidate, dissolve or wind up, subject to the rights of any outstanding shares of preferred stock, the holders of our common stock are entitled to share ratably in all assets legally available for distribution to our shareholders after the payment of all of our debts and other liabilities.

Rights and Preferences.

Holders of our common stock have no preemptive, conversion or subscription rights. There are no redemption or sinking fund provisions applicable to shares of our common stock.

Transfer Agent and Registrar.

Computershare serves as the registrar and transfer agent for our common stock.

Stock Exchange Listing.

Our common stock is listed on the NASDAQ Capital Market under the trading symbol “VERU”.

Preferred Stock

We are authorized to issue 5,000,000 shares of Class A preferred stock, par value $0.01 per share. As of June 25, 2020, there were no shares of preferred stock outstanding.

Our board of directors has the authority, without further action by our shareholders, to issue Class A preferred stock in one or more series and to fix from time to time the number of shares to be included in each such series and the designation of such series, and to fix the relative rights and preferences of the shares of any such series, but only with respect to:

•	the rate of dividend;

•	the price at and the terms and conditions on which shares may be redeemed;

•	the amount payable upon shares in the event of voluntary or involuntary liquidation;

•	sinking fund provisions for the redemption or purchase of shares; and

•	the terms and conditions on which shares may be converted into shares of any other class or series.

Except as to the matters expressly set forth in the bullet points above, all series of preferred stock, whenever designated and issued, must have the same preferences, limitations and relative rights and will rank equally, share ratably and be identical in all respects as to all matters.

Unless otherwise provided by Wisconsin law, each holder of preferred stock will have one vote per share and will vote with the holders of common stock together as a single class.

Once designated by our board of directors, each series of preferred stock will have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our amended and restated articles of incorporation and any articles of amendment stating the terms of a series of preferred stock that our board of directors may adopt.

Our board of directors may authorize the issuance of preferred stock with rights that could adversely affect the rights of the holders of our common stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of Veru and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of our common stock until our board of directors determines the specific rights attached to that preferred stock.

Limitation on Directors’ Liability

The Wisconsin Business Corporation Law provides that our directors will not be personally liable to us or our shareholders for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the following:

•	a willful failure to deal fairly with us or our shareholders in connection with a matter in which the director had a material conflict of interest;

•	a violation of criminal law unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

•	a transaction from which the director derived an improper personal profit; or

•	willful misconduct.

This provision of the Wisconsin Business Corporation Law may have the effect of reducing the likelihood of derivative or other shareholder litigation against our directors, and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our shareholders.

Wisconsin Anti-Takeover Provisions

Under Section 180.1150 of the Wisconsin Business Corporation Law, unless the board of directors otherwise specifies, the voting power of shares of a “resident domestic corporation,” such as us, which are held by any person holding in excess of 20% of the voting power of our stock will be limited to 10% of the full voting power of the shares. This statutory voting restriction does not apply to shares acquired directly from us, acquired in a transaction incident to which our shareholders vote to restore the full voting power of the shares and under other circumstances more fully described in Section 180.1150.

Sections 180.1141 through 180.1144 of the Wisconsin Business Corporation Law provide that a “resident domestic corporation,” such as us, may not engage in a “business combination” with a person beneficially owning 10% or more of the voting power of our outstanding stock (an “interested stockholder”) for three years after the date the interested shareholder acquired his 10% or greater interest, unless the business combination or the acquisition of the 10% or greater interest was approved before the stock acquisition date by our Board of Directors. After the three-year period, a business combination that was not so approved can be completed only if it is approved by a majority of the outstanding voting shares not held by the interested shareholder or is made at a specified price intended to provide a fair price for the shares held by noninterested shareholders.

Sections 180.1130 through 180.1132 of the Wisconsin Business Corporation Law provide that a “resident domestic corporation,” such as us, may not engage in a “business combination” with a person beneficially owning 10% or more of the voting power of our outstanding stock (a “significant stockholder”) unless the business combination either satisfies certain fair price criteria or the business combination is approved by at least 80% of the voting power of our stock and at least two-thirds of the voting power of our stock not beneficially owned by the significant stockholder.

Requirements for Advance Notification of Shareholder Nominations and Proposals

Our amended and restated by-laws establish advance notice procedures with respect to shareholder proposals to be brought before a shareholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

DESCRIPTION OF DEBT SECURITIES

The following summary describes generally the terms and provisions of the debt securities that we may offer from time to time in one or more series. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

We may issue “senior,” “senior subordinated,” or “subordinated” debt securities. “Senior securities” will be direct obligations of ours and will rank equally and ratably in right of payment with other indebtedness of ours that is not subordinated. “Senior subordinated securities” will be subordinated in right of payment to the prior payment in full of senior indebtedness, as defined in the applicable prospectus supplement, and may rank equally and ratably with any other senior subordinated indebtedness. “Subordinated securities” will be subordinated in right of payment to senior subordinated securities.

We need not issue all debt securities of one series at the same time. Unless we provide otherwise, we may reopen a series, without the consent of the holders of such series, for issuances of additional securities of that series.

We will issue the senior debt securities and senior subordinated debt securities under a senior indenture, which we will enter into with a trustee to be named in the senior indenture, and we will issue the subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We use the term “indenture” or “indentures” to refer to both the senior indenture and the subordinated indenture. Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, and we may supplement the indenture from time to time. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to that series. We have filed a form of indenture as an exhibit to this registration statement, of which this prospectus forms a part. The terms of the senior indenture and subordinated indenture will be substantially similar, except that the subordinated indenture will include provisions pertaining to the subordination of the subordinated debt securities and senior subordinated debt securities to the senior debt securities and any other of our senior securities. The following statements relating to the debt securities and the indenture are summaries only, are subject to change, and are qualified in their entirety to the detailed provisions of the indenture, any supplemental indenture, and the discussion contained in any prospectus supplements.

General

The debt securities will be our direct obligations. We may issue debt securities from time to time and in one or more series as our board of directors may establish by resolution or as we may establish in one or more supplemental indentures. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series. We may issue debt securities with terms different from those of debt securities that we previously issued.

We may issue debt securities from time to time and in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, relating to any series of debt securities being offered, the initial offering price, and the following terms of the debt securities:

•	the title of the debt securities;

•	the series designation and whether they are senior securities, senior subordinated securities, or subordinated securities;

•	the aggregate principal amount of the debt securities and any limit on the aggregate amount of the series of debt securities;

•

the price or prices (expressed as a percentage of the aggregate principal amount) at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon the maturity of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index, or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable, and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal, interest, and any additional amounts will be payable and where the debt securities can be surrendered for transfer, exchange, or conversion;

•	the terms, if any, by which holders of the debt securities may convert or exchange the debt securities for our common stock, preferred stock, or any other security or property;

•	if convertible, the initial conversion price, the conversion period, and any other terms governing such conversion;

•	any subordination provisions or limitations relating to the debt securities;

•	any sinking fund requirements;

•

any obligation we have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the price or prices at which and the period and periods within which and the terms and conditions upon which debt securities of the series shall be redeemed, purchased, or repaid pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	whether we will issue the debt securities in certificated or book-entry form;

•

the price or prices at which (if any), the period or periods within which (if any), and the terms and conditions upon which (if other than as provided herein) the debt securities may be redeemed, in whole or in part, at the option, or as an obligation, of Veru;

•

whether the debt securities shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual debt securities, and the depositary for such global security and securities;

•

whether the debt securities will be in registered or bearer form and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies, or currency units in which payment of principal of, premium, and interest on the debt securities will be made;

•

if payments of principal of, and interest and any additional amounts on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, and interest and any additional amounts on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index, or financial index;

•	any applicability of the defeasance provisions described in this prospectus or any prospectus supplement;

•	the trustee for the debt securities;

•

whether and under what circumstances, if any, we will pay additional amounts on any debt securities in respect of any tax, assessment, or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

•

any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	if the debt securities are to be issued upon the exercise of debt warrants, the time, manner, and place for them to be authenticated and delivered;

•	any securities exchange on which we will list the debt securities;

•	any restrictions on transfer, sale, or other assignment;

•	any provisions relating to any security provided for the debt securities;

•	any provisions relating to any guarantee of the debt securities;

•	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for or convertible into shares of our common stock or other securities or property. The terms, if any, on which the debt securities may be exchanged for or converted into shares of our common stock or other securities or property will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities or property to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities at less than the principal amount payable upon maturity. We refer to these securities as “original issue discount securities.” If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting, and other considerations applicable to original issue discount securities.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and interest and any additional amounts on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will describe the restrictions, elections, general tax considerations, specific terms, and provide other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Except as may be set forth in any prospectus supplement relating to the debt securities, no indenture will contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change in control. You should review carefully the applicable prospectus supplement for information with respect to events of default and any covenants applicable to the debt securities being offered.

Payments and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of, and interest and any additional amounts on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check, which we will mail to the holder, or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series.

Form, Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee of the depositary (as a “book-entry debt security”), or a certificate issued in definitive registered form (as a “certificated debt security”), as described in the applicable prospectus supplement. Except as described under “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

A holder of our debt securities may transfer or exchange certificated debt securities at the trustee’s office or paying agencies in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

A holder of our debt securities may transfer certificated debt securities and the right to receive the principal of, and interest and any additional amounts on, certificated debt securities only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will reissue the old certificate to the new holder, or we or the trustee will issue a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, whom we refer to as participants, or persons that may hold interests through participants.

Except as described in this prospectus or any applicable prospectus supplement, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities, and will not be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if that person is not a participant, on the procedures of the participant through which that person owns its interest.

We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee, and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

We will make payments of principal of, and interest and any additional amounts on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee, and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests.

Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information in this section from sources we believe to be reliable. We take no responsibility for the depositary’s performance of its obligations under the rules and regulations governing its operations.

No Protection in the Event of a Change in Control

Unless we provide otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Covenants

Unless we provide otherwise in the applicable prospectus supplement, the debt securities will not contain any restrictive covenants, including covenants restricting us or any of our subsidiaries from incurring, issuing, assuming, or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock or restricting us or any of our subsidiaries from entering into any sale and leaseback transactions.

Merger, Consolidation, and Sale of Assets

Unless we provide otherwise in the applicable prospectus supplement, we may not merge with or into or consolidate with, or convey, transfer, or lease all or substantially all of our properties and assets to, any person (a “successor person”), unless the following applies:

•

either (a) we are the surviving entity or (b) the successor person is a corporation, partnership, trust, or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•

immediately after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time, or both, would become an event of default, will have occurred and be continuing under the indenture; and

•	certain other conditions that may be set forth in the applicable prospectus supplement are met.

This covenant would not apply to any recapitalization transaction, a change in control of us, or a transaction in which we incur a large amount of additional debt unless the transactions or change in control included a merger, consolidation, or transfer or lease of substantially all of our assets. Except as may be described in the applicable prospectus supplement, there are no covenants or other provisions in the indenture providing for a “put” right or increased interest or that would otherwise afford holders of debt securities additional protection in the event of a recapitalization transaction, a change in control of us, or a transaction in which we incur a large amount of additional debt.

Events of Default Under the Indenture

Unless we provide otherwise in the applicable prospectus supplement, an “event of default” will mean, with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable and continuance of that default for a period of 30 days (unless the entire amount of such payment is deposited by us with the trustee or with a paying agent before the expiration of the 30-day period);

•	default in the payment of principal of, and any other amounts due on, any debt security of that series when due and payable either at maturity, redemption, or otherwise;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series) or in the debt security, which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

•

we, pursuant to or within the meaning of any applicable bankruptcy law, commence a voluntary case, consent to the entry of an order for relief against us in an involuntary case, consent to the appointment of a custodian for all or substantially all of our property, make a general assignment for the benefit of our creditors, or admit in writing our inability generally to pay our debts as they become due; or, similarly, a court enters an order or decree under any applicable bankruptcy law that provides for relief against us in an involuntary case, appoints a custodian for all or substantially all of our properties, or orders our liquidation (and the order remains in effect for 60 days); and

•

any other event of default provided with respect to debt securities of that series that is included in any supplemental indenture or is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency, or reorganization) necessarily will constitute an event of default with respect to any other series of debt securities. An event of default may also be an event of default under our bank credit agreements or other debt securities in existence from time to time and under certain guaranties by us of any subsidiary indebtedness. In addition, certain events of default or an acceleration under the indenture may also be an event of default under some of our other indebtedness outstanding from time to time.

Unless we provide otherwise in the applicable prospectus supplement, if an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing (other than certain events of our bankruptcy, insolvency, or reorganization), then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, of all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency, or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, of all outstanding debt securities will become and be immediately due and payable without any declaration or other act by the trustee or any holder of outstanding debt securities.

At any time after an acceleration with respect to debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration and annul its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to that series have been cured or waived except nonpayment of principal (or such lesser amount) or interest that has become due solely because of the acceleration.

The indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to that series and its consequences, except a default involving the following:

•	our failure to pay the principal of, and interest and any additional amounts on, any debt security; or

•	a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holders of each outstanding debt security affected by the default.

The trustee is generally required to give notice to the holders of debt securities of each affected series within 90 days of a default actually known to a responsible officer of the trustee unless the default has been cured or waived. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Unless we provide otherwise in the applicable prospectus supplement, the indenture will provide that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or discretion of any holder of any such outstanding debt securities unless the trustee receives indemnity satisfactory to it against any loss, liability, or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. The trustee may, however, refuse to follow any discretion that conflicts with the indenture or any law or which may be unduly prejudicial to the holders of the debt securities of the applicable series not joining in the discretion.

Unless we provide otherwise in the applicable prospectus supplement, no holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•

the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee will not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, except as provided in the subordination provisions, if any, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any interest or additional amounts on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a certificate as to compliance with the indenture, or, in the event of noncompliance, specify the noncompliance and the nature and status of the noncompliance.

Modification of Indenture and Waiver

Except as specified below, modifications and amendments to the indenture require the approval of not less than a majority in principal amount of our outstanding debt securities.

Changes Requiring the Unanimous Approval

We and the trustee may not make any modification or amendment to the indenture without the consent of the holder of each affected debt security then outstanding if that amendment will have any of the following results:

•	reduce the rate of or extend the time for payment of interest, including default interest, on any debt security;

•

reduce the principal of or any additional amounts on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal, interest, or any additional amounts on any debt security, except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from that acceleration;

•	make the principal of, or interest or any additional amounts on, any debt security payable in currency other than that stated in the debt security;

•	change the place of payment on a debt security;

•	change the currency or currencies of payment of the principal of, and any premium, make-whole payment, interest, or additional amounts on, any debt security;

•	impair the right to initiate suit for the enforcement of any payment on or with respect to any debt security;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture, to waive compliance with certain provisions of an indenture, or to waive certain defaults;

•

reduce the percentage of the holders of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with provisions of the indenture or defaults and their consequences under the indenture, or to reduce the quorum or voting requirements contained in the indenture;

•

make any change that adversely affects the right to convert or exchange any debt security other than as permitted by the indenture or decrease the conversion or exchange rate or increase the conversion or exchange price of any such debt security;

•	waive a redemption payment with respect to any debt security; or

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and interest and any additional amount on, those debt securities, the right of holders to institute suit for the enforcement of any payment or the right of holders to waive past defaults.

Changes Not Requiring Approval of Debt Holders

We and the trustee may modify or amend an indenture, without the consent of any holder of debt securities, for any of the following purposes:

•	to evidence the succession of another person to us as obligor under the indenture;

•	to add to our existing covenants additional covenants for the benefit of the holders of all or any series of debt securities, or to surrender any right or power conferred upon us in the indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•

to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize the terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that this action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•

to add, change, or eliminate any provisions of the indenture, provided that any addition, change, or elimination (a) shall neither (i) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holder of any debt security with respect to such provision, or (b) shall become effective only when there are no outstanding debt securities;

•	to establish additional series of debt securities;

•	to secure previously unsecured debt securities;

•

to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion or exchange of the debt securities into our common stock, preferred stock, or other securities or property;

•	to evidence and provide for the acceptance or appointment of a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to make any provision with respect to the conversion or exchange of rights of holders pursuant to the requirements of the indenture;

•

to cure any ambiguity, defect, or inconsistency in the indenture, provided that the action does not adversely affect in any material respect the interests of holders of debt securities of any series issued under the indenture;

•

to close the indenture with respect to the authentication and delivery of additional series of debt securities or to qualify, or maintain qualification of, the indenture under the Trust Indenture Act; or

•

to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that the action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect.

A vote by holders of debt securities will not be required for clarifications and certain other changes that would not adversely affect in any material respect holders of the debt securities.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

Unless the terms of the applicable series of debt securities provide otherwise, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of the series; to replace stolen, lost, or mutilated debt securities of the series; and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations (as described at the end of this section), that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay and discharge each installment of principal, interest, and any additional amounts on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of such payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that holders of the debt securities of such series will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of the deposit, defeasance, and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance, and discharge had not occurred.

Defeasance of Certain Covenants

Unless the terms of the applicable series of debt securities provide otherwise, upon compliance with certain conditions, we may omit to comply with the restrictive covenants contained in the indenture (except for certain obligations to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents), as well as any additional covenants contained in the applicable prospectus supplement.

The conditions include, among others, the following:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay principal, interest, and any additional amounts on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax in the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default

If we exercise our option, as described above, not to comply with certain covenants of the indenture with respect to any series of debt securities, and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we will remain liable for those payments.

“Foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

•

direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged, which are not callable or redeemable at the option of the issuer thereof; or

•

obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer thereof.

Subordination

We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or subordinated securities is subordinated to debt securities of another series or to other indebtedness of ours. The terms will include a description of the following:

•	the indebtedness ranking senior to the debt securities being offered;

•	any restrictions on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

•	any restrictions on payments to the holders of the debt securities being offered following an event of default; and

•	provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.

Conversion and Exchange Rights

The terms on which debt securities of any series may be convertible into or exchangeable for our common stock, preferred stock, or other securities or property of Veru will be described in the applicable prospectus supplement. These terms will include the following:

•	the conversion or exchange price, or the manner of calculating the price;

•	the exchange or conversion period;

•	whether the conversion or exchange is mandatory, or voluntary at the option of the holder, or at our option;

•	any restrictions on conversion or exchange in the event of redemption of the debt securities and any restrictions on conversion or exchange; and

•	the means of calculating the number of shares of our common stock, preferred stock, or other securities or property of Veru to be received by the holders of debt securities.

The conversion or exchange price of any debt securities of any series that are convertible into our common stock or preferred stock may be adjusted for any stock dividends, stock splits, reclassification, combinations, or similar transactions, as set forth in the applicable prospectus supplement.

Redemption of Debt Securities

The debt securities may be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement. Subject to such terms, we may opt at any time to redeem the debt securities in whole or in part.

If less than all the debt securities of any series are to be redeemed or purchased in an offer to purchase at any time, the trustee will select the debt securities of that series to be redeemed or purchased as follows: (1) if the securities of such series are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the debt securities of that series are listed, or, (2) if the debt securities of that series are not listed on a national securities exchange, on a pro rata basis, by lot, or by such other method as the trustee deems fair and appropriate.

Except as otherwise provided as to any particular series of debt securities, at least 30 days but not more than 60 days before a redemption date, we or the trustee will mail a notice of redemption to each holder whose debt securities are to be redeemed. From and after notice has been given as provided in the applicable indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on the redemption date, the debt securities will cease to bear interest on the date fixed for the redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase debt securities, our common stock or our preferred stock. We may issue warrants independently or together with any offered securities and the warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and one or more banks, trust companies or other financial institutions, as warrant agent, all as described in the applicable prospectus supplement relating to warrants being offered pursuant to such prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms. The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants shall commence, and the date on which the right shall expire;

•	the currency or currencies in which the warrants are exercisable;

•	the terms of any mandatory or optional redemption or call provisions;

•	the identity of the warrant agent;

•	if applicable, the maximum or minimum number of warrants which may be exercised at any time; and

•	information with respect to book-entry procedures, if any.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price as shall be set forth in, or to be determinable as set forth in, the prospectus supplement relating to the warrants. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the prospectus supplement relating to the warrants. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities which the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificates, we will issue a new warrant certificate for the remaining warrants.

Until the exercise of their warrants for debt or equity securities, holders of warrants will not have rights as a holder of the debt or equity securities, as the case may be, by virtue of such holder’s ownership of warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified or varying number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as purchase contracts. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock or other securities. The price per share of the securities and the number of the securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities, warrants or debt obligations of third parties, including U. S. treasury securities, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as purchase units. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or vice versa, and those payments may be unsecured or refunded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a manner specified in the applicable prospectus supplement, and in certain circumstances, we may deliver newly issued prepaid purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.

The applicable prospectus supplement will describe the terms of the purchase contracts, including, to the extent applicable, the following:

•

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts will be issued as part of a unit and, if so, the other securities comprising the unit;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance, or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination, or other provisions relating to the settlement of the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered or global form.

The description in the prospectus supplement will be a summary of the material terms and provisions of the purchase contracts. It may not contain all the information that is important to you. Reference will be made to the purchase contracts, and, if applicable, collateral or depositary arrangements relating to the purchase contracts, which will be filed with the SEC each time we issue purchase contracts, for additional information regarding the purchase contracts.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;

•	the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the number of shares of common stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, debt securities, rights and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, debt securities, rights, warrants, or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit and to any common stock, preferred stock, debt security, right or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank, trust company or other financial institution may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

General

We may sell the securities offered by this prospectus from time to time (1) through underwriters or dealers, (2) directly to one or more purchasers, including to our affiliates and shareholders in a rights offering, (3) through agents to the public or to investors, (4) in “at the market offerings,” within the meaning of Rule 415 under the Securities Act of 1933, to or through a market maker or into an existing trading market, on an exchange or otherwise, or (5) through a combination of any of these methods. The applicable prospectus supplement will include the following information to the extent applicable:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any commissions paid to agents.

The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to such prevailing market prices; or

•	at negotiated prices.

Sale through Underwriters or Dealers

If underwriters are used in the sale of any securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Remarketing Arrangements

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

The validity of the common stock, preferred stock and rights offered under this prospectus and certain other legal matters will be passed upon for us by Reinhart Boerner Van Deuren s.c., Milwaukee, Wisconsin. The validity of the debt securities, warrants, purchase contracts and units offered under this prospectus will be passed upon for us by Akerman LLP, New York, New York. If counsel for any underwriters passes on legal matters in connection with an offering made by this prospectus, we will name the counsel in the prospectus supplement relating to that offering.

EXPERTS

The consolidated financial statements of Veru Inc. as of September 30, 2019 and 2018 and for each of the years then ended, incorporated in this Prospectus by reference from the Veru Inc. Annual Report on Form 10-K for the year ended September 30, 2019, have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The address of that website is www.sec.gov. Unless incorporated by reference as provided under “Incorporation by Reference” below, the information contained on the SEC website is not intended to be incorporated by reference in this prospectus, and you should not consider that information a part of this prospectus.

Information about us is also available at our website at www.verupharma.com. However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus forms a part. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus, provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any current report on Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

We incorporate by reference the following Veru Inc. SEC Filings (File No. 001-13602):

•	our Annual Report on Form 10-K for the year ended September 30, 2019 filed on December 12, 2019;

•	our Quarterly Reports on Form 10-Q for the quarter ended December 31, 2019 filed on February 12, 2020, and for the quarter ended March 31, 2020 filed on May 13, 2020;

•	our current reports on Form 8-K filed on March 26, 2020 and June 26, 2020; and

•

the description of our common stock contained in our registration statement on Form 8-A, filed on September 28, 1990, including any amendments or reports filed for the purpose of updating the description.

These documents may also be accessed on our website at www.verupharma.com. Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus.

We will provide each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus, but not delivered with this prospectus. We will provide such copies at no cost, upon written or oral request, by writing or telephoning us at:

Veru Inc.

48 NW 25th Street

Suite 102

Miami, Florida 33127

Attention: Secretary

(305) 509-6897

VERU INC.

$18,900,000 of Common Stock

PROSPECTUS SUPPLEMENT

August 13, 2020